                            TEXON INTERNATIONAL PLC
                           OFFER FOR ALL OUTSTANDING
                           10% SENIOR NOTES DUE 2008
                           IN EXCHANGE FOR REGISTERED
                       10% SERIES A SENIOR NOTES DUE 2008

------------------------------------------------------------------------------
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON THE EARLIER OF _________ __, 1998 (UNLESS EXTENDED) OR THE DATE ON WHICH 100% OF THE OLD NOTES (THE "OLD NOTES") ARE VALIDLY TENDERED AND NOT WITHDRAWN (THE "EXPIRATION DATE"). TENDERED OLD NOTES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER.
------------------------------------------------------------------------------

TO OUR CLIENTS:

     Enclosed for your consideration is a Prospectus, dated ________ __, 1998 (as the same may be amended or supplemented from time to time, the

"Prospectus"), and the related Letter of Transmittal (the "Letter of
 ----------                                                ---------
Transmittal"), relating to the offer (the "Exchange Offer") of Texon
                                           --------------
International plc (the "Company") to exchange an aggregate principal amount of
                        -------
up DM 245,000,000 of its 10% Series A Senior Notes Due 2008 (the "Exchange
                                                                  --------
Notes") which have been registered under the Securities Act of 1933 pursuant to a Registration Statement of which the Prospectus constitutes a part for a like principal amount of its outstanding 10% Senior Notes due 2008 (the "Old Notes")
                                                                    ---------
of which DM 245,000,000 aggregate principal amount is outstanding upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Notes are being offered to satisfy certain obligations of the Company under the Purchase Agreement, dated as of January 27, 1998, between the Company and the initial purchasers of the Old Notes (the

"Initial Purchasers") and the Exchange and Registration Rights Agreement, dated
-------------------
January 27, 1998, among the Company and the Initial Purchasers.

     Holders of Old Notes who cannot deliver all required documents to the Exchange Agent on or prior to the Expiration Date (as defined below), or who cannot complete the procedures for book-entry transfer on a timely basis, must follow guaranteed delivery described in the Prospectus under "The Exchange Offer --Guaranteed Delivery Procedures."

     This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on _________ __, 1998, unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1.   The Exchange Offer is for any and all Old Notes.

     2. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 8 of the Letter of Transmittal.

     3. The Exchange Offer expires at 5:00 p.m., New York City time, on ________ __, 1998 (unless extended by the Company) or the date on which 100% of the Old Notes are validly tendered and not withdrawn.

     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

                          INSTRUCTIONS WITH RESPECT TO
                         THE REGISTERED EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Texon International plc with respect to its Old Notes.

     This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Notes held by you for my account as indicated below:


                                    AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES

10% Senior Notes
Due 2008  .........................._______________________________________

[ ] Please do not tender any Old Notes held by you for my account.

Dated:                        , 1998 ______________________________________

                                     ______________________________________
                                              Signature(s)

                                     ______________________________________

                                     ______________________________________

                                     ______________________________________
                                         Please print name(s) here

                                     ______________________________________

                                     ______________________________________
                                                Address(es)

                                     ______________________________________
                                         Area Code and Telephone Number

                                     ______________________________________
                                    Tax Identification or Social Security No(s).


     None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

                                      -3-